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                                                                     Exhibit (J)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated March 21, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders of SunAmerica Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information - Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 23, 2001